UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2007

M&T Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One M&T Plaza, Buffalo, New York		14203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

(Not Applicable)
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The Board of Directors of M&T Bank Corporation adopted several amendments to M&T Bank Corpoation's bylaws, effective February 20, 2007. These amendments consisted of: (i) the institution of a majority vote standard for uncontested director elections (Article I, Sections 9(d) and (e)); (ii) granting affirmative powers to officers of M&T Bank Corporation (Article IV, Section 9); (iii) providing for uncertificated shares of stock to be evidenced by a book-entry system (or by stock certificates, or by a combination of both), and conforming changes pertaining to transfers of stock (Article VI, Sections 1 and 2); and (iv) renaming the Audit Committee as the Audit and Risk Committee.

Item 8.01 Other Events.

M&T Bank Corporation announced on February 22, 2007 that its Board of Directors had authorized M&T Bank Corporation to repurchase up to 5 million additional shares of its common stock. This new authorization will supplement the previous buyback program that was authorized in November 2005.

The public announcement of the foregoing matter was made by means of a news release, the text of which is set forth in Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. 3.5 - M&T Bank Corporation Amended and Restated Bylaws, effective as of February 20, 2007.

Exhibit No. 99 - News Release dated February 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

February 22, 2007	By:	/s/ Rene F. Jones

Name: Rene F. Jones
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.5	M&T Bank Corporation Amended and Restated Bylaws, effective as of February 20, 2007.
99	News Release dated February 22, 2007.